Exhibit 4.5

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), entered into as of December 3, 2010, among Dunkin’ Brands, Inc., a Delaware corporation (the “Successor Issuer”), each of the Guarantors listed on the signature pages hereto, (each a “Supplemental Guarantor” and, collectively, the “Supplemental Guarantors”), Citibank, N.A., as indenture administrator (the “Indenture Administrator”) and Wilmington Trust Company, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

RECITALS

WHEREAS, Dunkin’ Finance Corp. (the “Escrow Issuer”) has heretofore executed and delivered to the Indenture Administrator and the Trustee that certain Indenture, dated as of November 23, 2010 (the “Indenture”), relating to the 9.625% senior notes of the Company due 2018 in aggregate principal amount of $625,000,000 (the “Notes”);

WHEREAS, on the date hereof, the Successor Issuer will assume all of the Escrow Issuer’s obligations under the Indenture and the Notes;

WHEREAS, on the date hereof the Escrow Issuer is merging with and into the Successor Issuer, with the Successor Issuer being the surviving person of such merger (the “Merger”); and

WHEREAS, each Supplemental Guarantor is to become a Guarantor under the Indenture.

AGREEMENT

NOW, THEREFORE, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Effective upon the execution hereof, the Successor Issuer, in accordance with Article 5 of the Indenture, expressly assumes all of the obligations of the Company under the Indenture and the Notes.

Section 2. Effective upon the execution hereof, each Supplemental Guarantor shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to “Guarantors” (as defined in the Indenture), including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 4. Neither the Indenture Administrator nor the Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Supplemental Guarantor. In entering into this Supplemental Indenture, the Indenture Administrator and the Trustee shall each be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Administrator and the Trustee.

Section 5. All agreements of the Supplemental Guarantors in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Indenture Administrator and the Trustee in this Supplemental Indenture shall bind their respective successors and assigns.

Section 6. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 7. This Supplemental Indenture may be signed in various counterparts, which together will constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DUNKIN’ BRANDS, INC.

By:	/s/ Bonnie Monahan
Name: Bonnie Monahan
Title: Vice President and Treasurer

BASKIN-ROBBINS FLAVORS LLC
BASKIN-ROBBINS FRANCHISED SHOPS LLC BASKIN-ROBBINS FRANCHISING LLC BASKIN-ROBBINS INTERNATIONAL LLC
BASKIN-ROBBINS USA LLC BR IP HOLDER LLC BR JAPAN HOLDINGS LLC
DB CANADIAN SUPPLIER INC. DB CANADIAN HOLDING COMPANY INC. DB FRANCHISING HOLDING COMPANY LLC
DB INTERNATIONAL FRANCHISING LLC DB MASTER FINANCE LLC DB MEXICAN FRANCHISING LLC
DB REAL ESTATE ASSETS I LLC DB REAL ESTATE ASSETS II LLC DB UK FRANCHISING LLC
DBI STORES LLC DD IP HOLDER LLC DUNKIN’ DONUTS FRANCHISED RESTAURANTS LLC
DUNKIN’ DONUTS FRANCHISING LLC DUNKIN’ DONUTS LLC DUNKIN’ DONUTS REALTY INVESTMENT LLC
DUNKIN’ DONUTS USA LLC DUNKIN’S VENTURES LLC MISTER DONUT OF AMERICA LLC
THIRD DUNKIN’ DONUTS REALTY LLC

By:	/s/ Bonnie Monahan
Name: Bonnie Monahan
Title: Vice President and Treasurer

CITIBANK, N.A., as Indenture Administrator

By:	/s/ Kristen Driscoll
Name: Kristen Driscoll
Title: Vice President

Signature Page to Supplemental Indenture

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Assistant Vice President